EXHIBIT 10.52

PROSPECT SILICA ENTERPRISES, INC.

February 1, 2014

Contract Extension

To:	Q lotus Holdings Inc.

520 N. Kingsbury Street, Ste. 1810

Chicago, IL 60654

Attn: Mr. Gary Rosenberg and Jorge Gonzalez.

Re: 3 month extension via current contract.

We at Prospect Silica Enterprises Inc. by way of the board of directors have called a special meeting regarding the extension and approval of time.

The parties hereto hereby waive all past defaults and extend the Contract to a revised expiration date of April 30, 2014.

The extension is approved for an additional 3 months starting February 1, 2014 and is hereby extended to April 30, 2014. It is our desire that this contract extension will be beneficial to all parties.

Sincerely,

PROSPECT SILICA ENTERPRISES, INC.

Ron Gibson,

President

AGREED AND ACCEPTED:

Q LOTUS HOLDINGS, INC.

Gary Rosenberg,	Jorge Gonzalez,
Chief Executive Officer	Chief Financial Officer

201 FOREST CREEK RD, JACKSONVILLE, OR 97530